SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K

                             _______________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2001

                               VECTREN CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA

                 (State or Other Jurisdiction of Incorporation)

         1-15467                                                   35-2086905
(Commission File Number)                       (IRS Employer Identification No.)


                              20 N.W. Fourth Street
                            Evansville, Indiana 47741
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (812) 465-5300

 Item 7.  Financial Statements and Exhibits.

     On October 31, 2000, Vectren Corporation (the Company) completed the acquisition of the natural gas distribution assets from The Dayton Power and Light Company, a wholly owned subsidiary of DPL, Inc. The business will operate under the name Vectren Energy Delivery of Ohio, Inc. (VEDO). Under the acquisition structure, Indiana Gas Company, Inc., a wholly owned subsidiary of the Company, holds a 47 percent undivided ownership interest and VEDO has a 53 percent undivided ownership interest. (Refer to the Company's Form 8-K filed November 15, 2000 and Form 10-Q filed November 14, 2000 for further discussion.)

     The following statements and exhibits are included:

     (a) Audited financial statements of The Dayton Power & Light Company's natural gas retail distribution business for the year ended December 31, 1999 and unaudited interim financial statements of same as of September 30, 2000 and for the nine month periods ended September 30, 2000 and 1999.

     (b) Pro forma financial statements of Vectren Corporation for the year ended December 31, 1999 and as of September 30, 2000 and for the nine months ended September 30, 2000.

     (c) The following exhibits are filed as part of this report:

               Exhibit 23 - Consent of PricewaterhouseCoopers LLP


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VECTREN CORPORATION
                                               (Registrant)


Dated: January 16, 2001                        By: /s/ M. Susan Hardwick
                                                  -----------------------------
                                                  M. Susan Hardwick
                                                  Vice President and Controller

                                    Index


                                                                        Pages

Audited Financial Statements

     Report of Independent Accountants                                     1

     Statement of Income for the Year Ended December 31, 1999              2

     Statement of Cash Flows for the Year Ended December 31, 1999          3

     Balance Sheet as of December 31, 1999                                 4

     Statement of Owner's Net Investment for the
        Year Ended December 31, 1999                                       5

     Notes to Financial Statements                                       6-9

Unaudited Interim Financial Statements

     Interim Statement of Income for the nine-month periods ended
      September 30, 2000 and 1999                                         10

     Interim Statement of Cash Flows for the nine-month periods ended
      September 30, 2000 and 1999                                         11

     Interim Balance Sheet as of September 30, 2000                       12

     Notes to Interim Financial Statements                             13-14

                        Report of Independent Accountants

To the Board of Directors and Shareholder of The Dayton Power & Light Company



In our opinion, the accompanying balance sheet and the related statements of income, of cash flows and of owner's net investment present fairly, in all material respects, the financial position of The Dayton Power & Light Company's natural gas retail distribution business (the Gas Business) at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Gas Business's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
Dayton, Ohio
December 15, 2000

The Dayton Power & Light Company
Natural Gas Retail Distribution Business


Statement of Income
For the Year Ended December 31, 1999
(In Thousands)



Revenues
    Revenues from external customers                 $ 214,979
    Related party revenues                               3,887
                                                    ----------

        Total revenues                                 218,866
                                                    ----------

Expenses
    Gas purchased for resale                           129,916
    Gas purchased for related parties                    1,386
    Operation and maintenance                           29,180
    Depreciation and amortization                        8,117
    General taxes                                       23,070
                                                    ----------

        Total expenses                                 191,669
                                                    ----------

Income before income taxes                              27,197

Income taxes                                             9,204
                                                    ----------

        Net income                                   $  17,993
                                                    ----------
     The accompanying notes are an integral part of the financial statements.

The Dayton Power & Light Company
Natural Gas Retail Distribution Business

Statement of Cash Flows
For the Year Ended December 31, 1999
(In Thousands)

Operating activities
    Net income                                                       $  17,993
    Adjustments:
      Depreciation and amortization                                      8,117
      Deferred income taxes                                              7,824
      Accounts receivable                                                8,921
      Inventories                                                        6,400
      Accounts payable                                                   2,484
      Accrued taxes                                                     (4,389)
      Accrued purchased gas                                             (5,473)
      Other deferred credits                                             2,992
      Other                                                             (5,304)
                                                               ----------------

        Net cash provided by operating activities                       39,565
                                                               ----------------

Investing activities
    Capital expenditures                                                (9,587)
                                                               ----------------

Financing activities
    Net cash reverted to The Dayton Power & Light Company              (29,978)
                                                               ----------------

Cash and temporary cash investments
    Net change                                                               -
    Balance at beginning of year                                             -
                                                               ----------------

    Balance at end of year                                               $   -
                                                               ----------------

     The accompanying notes are an integral part of the financial statements.

The Dayton Power & Light Company
Natural Gas Retail Distribution Business

Balance Sheet
As of December 31, 1999
(In Thousands)

Assets
Property:
    Gas property                                                      $ 330,760
    Accumulated depreciation and amortization                          (142,413)
                                                                      ---------

        Net property                                                    188,347
                                                                      ---------

Current assets:
    Cash and temporary cash investments                                       -
    Accounts receivable, less provision for uncollectible
     accounts of $780                                                    42,629
    Inventories, at average cost                                         41,954
    Taxes applicable to subsequent years                                 18,391
    Other                                                                19,630
                                                                      ---------

        Total current assets                                            122,604
                                                                      ---------

Other assets                                                              4,036
                                                                      ---------

        Total assets                                                  $ 314,987
                                                                      ---------

Capitalization and liabilities
Capitalization:
    Owner's net investment in
        Natural Gas Retail Distribution Business                      $ 196,478
                                                                      ---------

Current assets:
    Accounts payable                                                     22,669
    Accrued taxes                                                        25,788
    Accrued purchased gas                                                15,743
    Customer construction advances                                        6,563
    Deferred taxes                                                        8,027
    Other                                                                 2,242
                                                                      ---------

        Total current liabilities                                        81,032
                                                                      ---------

Deferred credits and other:
    Deferred taxes                                                       12,163
    Income taxes refundable through future revenues                       4,444
    Unamortized investment tax credit                                     3,198
    Insurance and claims costs                                            1,121
    Other                                                                16,551
                                                                      ---------

        Total deferred credits and other                                 37,477
                                                                      ---------

        Total capitalization and liabilities                          $ 314,987
                                                                      ---------

     The accompanying notes are an integral part of the financial statements.

The Dayton Power & Light Company
Natural Gas Retail Distribution Business


Statement of Owner's Net Investment
For the Year Ended December 31, 1999
(In Thousands)

Owner's net investment in Natural Gas Retail Distribution
     Business at December 31, 1998                                   $ 208,463

Add:  Net income                                                        17,993

Less:  Cash reverted to The Dayton Power & Light Company               (29,978)
                                                                     ---------

Owner's net investment in Natural Gas Retail Distribution Business
 at December 31, 1999                                                $ 196,478
                                                                     ----------



     The accompanying notes are an integral part of the financial statements.

The Dayton Power & Light Company
Natural Gas Retail Distribution Business


Notes to Financial Statements
December 31, 1999
(In Thousands)

1.       Basis of Presentation

         On October 31, 2000, The Dayton Power & Light Company (DP&L), a subsidiary of DPL Inc., sold its natural gas retail distribution business (the Gas Business) to Vectren Energy Delivery of Ohio, Inc. and Indiana Gas Company, Inc. pursuant to the terms of an asset purchase agreement dated December 14, 1999. Prior to the sale, the Gas Business operated as a division of DP&L. The Gas Business sells natural gas to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio and provides natural gas to over 300,000 customers in 16 counties.

         The accompanying financial statements are presented on a carve-out basis and include the historical operations of the Gas Business. The assets and liabilities of the Gas Business have been reflected in these financial statements at DP&L's historical cost. The financial information in these financial statements does not include certain expenses and adjustments that may have been incurred had the Gas Business been a separate, independent company, and may not necessarily be indicative of results that would have occurred had the Gas Business been a separate, independent company during the periods presented or of the future results of the Gas Business. The accompanying financial statements have been prepared on a historical basis and do not reflect any effects related to the sale of the Gas Business. For the year ended December 31, 1999, the net income of the Gas Business was equal to its comprehensive income.

2.       Summary of Significant Accounting Policies

         The policies utilized by the Gas Business in the preparation of the financial statements conform to generally accepted accounting principles and require management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates and assumptions. All allocations of costs and estimates included in the accompanying financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Gas Business had been operating as a separate entity.

         All charges and allocations of costs for facilities, functions and services performed by DP&L, which are discussed in more detail in Note 4, have been charged to owner's net investment by the Gas Business in the period in which the cost was recorded in the financial statements.

         General taxes included in the Income Statement represent expenses for taxes other than income taxes, such as property, use and employee related taxes.

         Revenues

         Revenues include amounts charged to customers through gas recovery clauses, which are adjusted periodically for changes in such costs. Related costs that are recoverable or refundable in future periods are deferred along with the related income tax effects. Also included in revenues are amounts charged to customers through a surcharge for recovery of arrearages from certain eligible low-income households. The Gas Business records revenue for services provided but not yet billed to more closely match revenues with expenses.

         Property, Maintenance and Depreciation

         Property is shown at its original cost. Cost includes direct labor and material and allocable overhead costs. When a unit of property is retired, the original cost of that property plus the cost of removal less any salvage value is charged to accumulated depreciation. Maintenance costs and replacements of minor items of property are charged to expense. Depreciation expense is calculated using the straight-line method which depreciates the cost of property over its estimated useful life. Depreciation rates utilized by the Gas Business during the year ended December 31, 1999 averaged approximately three percent.

3.       Regulatory Matters

         The Gas Business applies the provision of the FASB Statement No. 71, "Accounting for the Effects of Certain Types of Regulation". This accounting standard provides for the deferral of costs authorized for future recovery by regulators. As of December 31, 1999, $14,669 and $3,290 of regulatory assets are included in other current assets and other assets, respectively, on the Balance Sheet.

4.       Related Party Activities

         Cash Management

         DP&L uses a centralized cash management system. Cash deposits from the Gas Business are transferred to DP&L on a daily basis, and DP&L funds the Gas Business disbursements as required. No interest has been charged or credited to transactions with the Gas Business.

         Shared Services

         DP&L provides certain general and administrative services to the Gas Business including finance, legal, information systems, benefits, advertising, customer services and facilities. The costs of these shared services (excluding employee benefits which are discussed below) are included in the Income Statement of the Gas Business generally based on the Gas Business's revenues, customers, employees or properties in relation to total DPL Inc. revenues, customers, employees or properties, as applicable. Management believes these methods of cost allocation are reasonable. Such costs during the year ended December 31, 1999 totaled approximately $10,900.

         Employee Benefits

         DP&L provides certain employee benefits to the Gas Business including health care, dental care, life insurance, long-term disability, pension plans, and savings plans. The costs of these benefits are included in the Income Statement of the Gas Business based on labor utilization, which management believes to be reasonable. Such costs during the year ended December 31, 1999 totaled approximately $1,500.

         Insurance and Claims Costs

         The Gas Business receives certain property and liability, business interruption, and other risk insurance coverage from an affiliate subsidiary of DPL Inc. Costs charged to the Gas Business for this insurance coverage are based on the Gas Business' properties in relation to total DPL, Inc. properties, which management believes to be reasonable. The Gas Business incurred approximately $600 of insurance premium and claims costs in 1999, which are reflected in the Income Statement.

5.       Income Taxes

         U.S. income tax payments, refunds, credits, provision and deferred tax components have been allocated to the Gas Business in accordance with DP&L's tax allocation policy. Such policy allocates tax components included in the consolidated income tax return of DPL Inc. to the Gas Business to the extent such components were generated by or related to the Gas Business. Such allocation results in income tax expense that would have resulted if the Gas Business was a stand-alone entity.

          The provision for income taxes of the Gas Business consisted of the following for the year ended December 31, 1999:

          Computation of Tax Expense
          Federal income tax (a)                                       $  9,519
          Increase (decreases) in tax from -
              Depreciation                                                  149
              Investment tax credit amortized                               (81)
              Other, net                                                   (383)
                                                                      ----------

                  Total tax expense                                    $  9,204
                                                                      ----------

        (a)   The statutory rate of 35 percent
                was applied to pre-tax income.

        Components of Tax Expense
        Taxes currently payable                                        $  1,380
        Deferred taxes -
            Depreciation and amortization                                 1,374
            Fuel and gas costs                                            1,406
            Insurance and claims costs                                       48
            Other                                                         5,077
        Deferred investment tax credit, net                                 (81)
                                                                      ----------

        Total tax expense                                              $  9,204
                                                                      ----------

        Components of Deferred Tax Assets and Liabilities
        Noncurrent liabilities
            Depreciation/property basis                                $ 20,519
            Income taxes recoverable                                     (1,556)
            Investment tax credit                                        (1,119)
            Other                                                        (5,681)
                                                                     ----------

                Net noncurrent deferred tax liabilities                  12,163
                                                                     -----------

        Net current deferred tax liabilities                              8,027
                                                                     -----------

               Total net deferred tax liabilities                     $  20,190
                                                                     -----------

The Dayton Power & Light Company
Natural Gas Retail Distribution Business


Interim Statement of Income
For the Nine Month Periods Ended
September 30, 2000 and 1999
Unaudited
(In Thousands)



                                                  For the Nine Months Ended
                                               September 30,      September 30,
                                                 2000                  1999

Revenues
    Revenues from external customers             $ 165,862             $ 147,216
    Related party revenues                           1,834                 3,593
                                           ----------------       --------------

        Total revenues                             167,696               150,809
                                           ----------------       --------------

Expenses
    Gas purchased for resale                       104,701                85,531
    Gas purchased for related parties                  927                 1,325
    Operation and maintenance                       17,058                16,071
    Depreciation and amortization                    6,615                 5,622
    General taxes                                   15,408                17,275
                                           ----------------       --------------

        Total expenses                             144,709               125,824
                                           ----------------       --------------

Income before income taxes                          22,987                24,985

Income taxes                                         7,832                 8,386
                                           ----------------       --------------

        Net income                               $  15,155             $  16,599
                                           ----------------       --------------


     The accompanying notes are an integral part of the financial statements.

The Dayton Power & Light Company
Natural Gas Retail Distribution Business


Interim Statement of Cash Flows
For the Nine-Month Periods Ended
September 30, 2000 and 1999
Unaudited
(In Thousands)


                                               For the Nine Months Ended
                                            Sepember 30,       September 30,
                                               2000                  1999

Operating activities
    Net income                              $  15,155              $  16,599
    Adjustments:
      Depreciation and amortization             6,615                  5,622
      Deferred income taxes                     2,194                 10,517
      Accounts receivable                      28,863                 35,566
      Inventories                              (2,129)                 5,904
      Accounts payable                        (15,832)               (15,268)
      Accrued taxes                           (10,515)               (19,031)
      Accrued purchased gas                   (13,499)               (16,053)
      Other deferred credits                   (1,317)                    23
      Other                                    24,198                  8,395
                                            ----------             -------------

        Net cash provided by
                operating activities           33,733                 32,274
                                            ----------             -------------

Investment activities
    Capital expenditures                       (6,835)                (7,190)
                                            ----------             -------------

Financing activities
    Net cash reverted to The Dayton Power
        & Light Company                       (26,898)               (25,084)
                                            ----------             -------------

Cash and Temporary Cash Investments
    Net change                                      -                      -
    Balance at beginning of year                    -                      -
                                            ----------             -------------

    Balance at end of period                $       -              $       -
                                            ----------             -------------

     The accompanying notes are an integral part of the financial statements.

The Dayton Power & Light Company
Natural Gas Retail Distribution Business


Interim Balance Sheet
As of September 30, 2000
Unaudited
(In Thousands)


Assets
Property:
    Gas property                                                      $ 337,595
    Accumulated depreciation and amortization                          (149,028)
                                                                    ------------

           Net property                                                 188,567
                                                                    ------------

Current assets:
    Cash and temporary cash investments                                       -
    Accounts receivable, less provision for uncollectible
     accounts of $193                                                    13,766
    Inventories, at average cost                                         44,083
    Taxes applicable to subsequent years                                  2,905
    Other                                                                 9,360
                                                                    ------------

           Total current assets                                          70,114
                                                                    ------------

Other assets                                                              4,611
                                                                    ------------

           Total assets                                               $ 263,292
                                                                    ------------

Capitalization and liabilities
Capitalization:
    Net investment in Natural Gas Retail Distribution Business        $ 184,735
                                                                    ------------

Current assets:
    Accounts payable                                                      6,837
    Accrued taxes                                                        15,273
    Accrued purchased gas                                                 2,244
    Customer construction advances                                        5,959
    Deferred taxes                                                        9,847
    Other                                                                 1,768
                                                                    ------------

           Total current liabilities                                     41,928
                                                                    ------------

Deferred credits and other:
    Deferred taxes                                                       15,373
    Unamortized investment tax credit                                     3,137
    Income taxes refundable through future revenues                       1,703
    Insurance and claims costs                                            1,030
    Other                                                                15,386
                                                                    ------------

           Total deferred credits and other                              36,629
                                                                    ------------

           Total capitalization and liabilities                       $ 263,292
                                                                    ------------

     The accompanying notes are an integral part of the financial statements.

The Dayton Power & Light Company
Natural Gas Retail Distribution Business


Notes to Financial Statements
September 30, 2000
(In Thousands)

1.       Basis of Presentation

         On October 31, 2000, The Dayton Power & Light Company (DP&L), a subsidiary of DPL Inc., sold its natural gas retail distribution business (the Gas Business) to Vectren Energy Delivery of Ohio, Inc. and Indiana Gas Company, Inc. pursuant to the terms of an asset purchase agreement dated December 14, 1999. Prior to the sale, the Gas Business operated as a division of DP&L. The Gas Business sells natural gas to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio and provides natural gas to over 300,000 customers in 16 counties.

         The accompanying unaudited interim financial statements are presented on a carve-out basis and include the historical operations of the Gas Business. The assets and liabilities of the Gas Business have been reflected in these financial statements at DP&L's historical cost. The financial information in these interim financial statements does not include certain expenses and adjustments that would have been incurred had the Gas Business been a separate, independent company, and may not necessarily be indicative of results that would have occurred had the Gas Business been a separate, independent company during the periods presented or of future results of the Gas Business. The accompanying unaudited interim financial statements have been prepared on a historical basis and do not reflect any effects related to the sale of the Gas Business. For all periods presented on the accompanying interim income statement, the net income of the Gas Business was equal to its comprehensive income.

         These unaudited interim financial statements reflect all adjustments that, in the opinion of management, are necessary to provide a fair presentation of the financial position, results of operations and cash flows for the dates and periods covered. In the opinion of management, all such adjustments are of a normal recurring nature. Interim period results are not necessarily indicative of results of operations or cash flows for a full-year period. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Gas Business for the year ended December 31, 1999.

         All charges and allocations of costs for facilities, function and services performed by DP&L, which are discussed in more detail in Note 2, have been charged to owner's net investment by the Gas Business in the period in which the cost was recorded in the financial statements.

2.       Related Party Activities

         Cash Management

         DP&L uses a centralized cash management system. Cash deposits from the Gas Business are transferred to DP&L on a daily basis and DP&L funds the Gas Business disbursements as required. No interest has been charged or credited to transactions with the Gas Business.

         Shared Services

         DP&L provides certain general and administrative services to the Gas Business including finance, legal, information systems, benefits, advertising, customer services and facilities. The costs of these shared services (excluding employee benefits which are discussed below) are included in the Income Statement of the Gas Business generally based on the Gas Business' revenues, customers, employees or properties in relation to total DPL Inc. revenues, customers, employees or properties, as applicable. Management believes these methods of cost allocation are reasonable. Such costs during the nine-month periods ended September 30, 2000 and 1999 totaled approximately $5,640 and $4,280, respectively.

         Employee Benefits

         DP&L provides certain employee benefits to the Gas Business including health care, dental care, life insurance, long-term disability, pension plans and savings plans. The costs of these benefits are included in the Income Statement of the Gas Business based on labor utilization, which management believes to be reasonable. Such costs during the nine-month periods ended September 30, 2000 and 1999 totaled approximately $660 and $1,050, respectively.

         Insurance and Claims Costs

         The Gas Business receives certain property and liability, business interruption, and other risk insurance coverage from an affiliate subsidiary of DPL Inc. Costs charged to the Gas Business for this insurance coverage are based on the Gas Business' properties in relation to total DPL, Inc. properties, which management believes to be reasonable. Costs related to this insurance coverage during the nine-month periods ended September 30, 2000 and 1999 totaled approximately $460 and $600, respectively.

Vectren Corporation And Subsidiary Companies

Index

--------------------------------------------------------------------------------
Unaudited Pro Forma Combined Financial Statements                    Page

Introduction                                                           1

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2000    2

Unaudited Pro Forma Combined Statement of Income for the Year Ended
December 31, 1999                                                      3


Unaudited Pro Forma Combined Statement of Income for the Nine Months   4
Ended September 30, 2000

Notes to Pro Forma Financial Statements                                5

                  Vectren Corporation and Subsidiary Companies

                         Pro Forma Financial Information

The accompanying financial statements present the unaudited pro forma balance sheet as of September 30, 2000 and the unaudited pro forma statement of income for the nine months ended September 30, 2000 and for the year ended December 31, 1999.

On October 31, 2000, Vectren Corporation (Vectren) completed its acquisition of the natural gas distribution assets of The Dayton Power and Light Company (Acquisition) for approximately $465 million pursuant to an Asset Purchase Agreement dated December 14, 1999. Vectren acquired the gas utility assets as a tenancy in common through two separate wholly-owned subsidiaries. Operations will be conducted under the name Vectren Energy Delivery of Ohio (VEDO). Under the acquisition structure, Indiana Gas Company, Inc., one of Vectren's operating public utilities, holds a 47 percent undivided ownership interest and VEDO has a 53 percent undivided ownership interest.

The unaudited pro forma balance sheet as of September 30, 2000 is presented as if the Acquisition had occurred on September 30, 2000. The pro forma statement of income for the nine month period ended September 30, 2000 and for the year ended December 31, 1999 are presented as if the Acquisition had occurred at January 1, 1999.

Preparation of the pro forma financial information was based on assumptions deemed appropriate by management. The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transaction had been consummated at the beginning of the period presented, nor does it purport to represent the future financial position and results of operations for future periods. The pro forma information should be read in conjunction with the audited consolidated financial statements of Vectren filed on Form 8-K for the year ended December 31, 1999 and the unaudited financial statements of Vectren filed on Form 10-Q for the quarter ended September 30, 2000.

                  VECTREN CORPORATION AND SUBSIDIARY COMPANIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            As Of September 30, 2000
                                 (In Thousands)

                                                                               Proforma Adjustments
                                                                               --------------------
                                                                 Vectren               Dayton           Vectren
                                                                Historical          Acquisition (2a)   Pro Forma
                                                                ----------          -------------      ----------

                         ASSETS

Current Assets:
     Cash and cash equivalents                                     $19,009         $   (2,482) (2c)     $  16,527
     Temporary investments                                             826                  -                 826
     Accounts receivable, net                                      134,821             11,634             146,455
     Accrued unbilled revenues                                      21,058                  -              21,058
     Inventories                                                    47,897             54,199             102,096
     Prepaid gas delivery service                                   46,788                  -              46,788
     Recoverable fuel and natural gas costs                         30,680              8,156              38,836
     Prepayments and other current assets                           31,376             13,621              44,997
                                                                ----------          -------------      ----------
          Total current assets                                     332,455             85,128             417,583
                                                                ----------          -------------      ----------

Utility Plant:
     Original cost                                               2,419,568            334,804           2,754,372
     Less:  accumulated depreciation and amortization            1,069,471            145,939           1,215,410
                                                                ----------          -------------      ----------
          Net utility plant                                      1,350,097            188,865           1,538,962
                                                                ----------          -------------      ----------

Other Investments:
     Investments in leveraged leases                                91,253                  -              91,253
     Investments in partnerships and other corporations             80,873                  -              80,873
     Notes receivable                                               62,384                  -              62,384
     Other                                                           2,008                  -               2,008
                                                                ----------          -------------      ----------
          Total other investments                                  236,518                  -             236,518
                                                                ----------          -------------      ----------

Nonutility property, net of accumulated depreciation                89,530              1,605              91,135

Other Assets:
     Goodwill                                                            -            199,600 (2b)        199,600
     Deferred charges                                               20,578             (3,336)(2c)         17,242
     Unamortized debt costs                                         14,970                  -              14,970
     Demand side management programs                                25,686                  -              25,686
     Other                                                           3,134                  -               3,134
                                                                ----------          -------------      ----------
          Total other assets                                        64,368            196,264             260,632
                                                                ----------          -------------      ----------
TOTAL ASSETS                                                    $2,072,968         $  471,862          $2,544,830
                                                                ==========         ==============      ==========

     The accompanying notes are an integral part of these pro forma combined financial statements.

                  VECTREN CORPORATION AND SUBSIDIARY COMPANIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            As Of September 30, 2000
                                 (In Thousands)


                                                                                       Proforma Adjustments
                                                                                       --------------------
                                                                         Vectren            Dayton              Vectren
                                                                        Historical       Acquisition (2a)      Pro Forma
                                                                        ----------       ---------------       ----------

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Current maturities of adjustable rate bonds subject to               $ 53,700          $       -          $   53,700
       tender
     Current maturities of long-term debt and other obligations                258                  -                 258
     Short-term borrowings                                                 310,545            463,981 (2d)        774,526
     Accounts payable                                                       99,964                  -              99,964
     Refunds to customers and customer deposits                             13,556              7,881              21,437
     Accrued taxes                                                          14,344                  -              14,344
     Accrued interest                                                       12,617                  -              12,617
     Accrued purchase gas                                                   15,076                  -              15,076
     Other current liabilities                                              50,506                  -              50,506
                                                                        ----------       ---------------       ----------
          Total current liabilities                                        570,566            471,862           1,042,428
                                                                        ----------       ---------------       ----------

Deferred Credits and Other Liabilities:
     Deferred income taxes                                                 203,219                  -             203,219
     Accrued postretirement benefits other than pensions                    44,675                  -              44,675
     Unamortized investment tax credits                                     23,756                  -              23,756
     Other                                                                  18,111                  -              18,111
                                                                        ----------       ---------------       ----------
          Total deferred credits and other liabilities                     289,761                  -             289,761
                                                                        ----------       ---------------       ----------

Commitments and Contingencies

Minority interest in subsidiary                                              1,900                  -               1,900

Capitalization:
     Long-term debt and other obligations, net of current
     maturities                                                            484,074                  -             484,074
     Preferred stock of subsidiary:
          Redeemable                                                         8,076                  -               8,076
          Nonredeemable                                                      8,889                  -               8,889
                                                                        ----------       ---------------       ----------
               Total preferred stock                                        16,965                  -              16,965
                                                                        ----------       ---------------       ----------
     Common stock (no par value) - issued and
        outstanding 61,219                                                 213,742                  -             213,742
     Retained earnings                                                     495,886                  -             495,886
     Accumulated other comprehensive income                                     74                  -                  74
                                                                        ----------       ---------------       ----------
          Total common shareholders' equity                                709,702                  -             709,702
                                                                        ----------       ---------------       ----------
               Total capitalization                                      1,210,741                  -           1,210,741
                                                                        ----------       ---------------       ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
        EQUITY                                                          $2,072,968           $471,862          $2,544,830
                                                                        ==========       ===============       ==========



     The accompanying notes are an integral part of these pro forma combined financial statements.

                  VECTREN CORPORATION AND SUBSIDIARY COMPANIES
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      For The Year Ended December 31, 1999
                                 (In Thousands)

                                                                               Pro forma Adjustments
                                                                               ---------------------

                                                               Vectren         Dayton          Acquisition       Vectren
                                                             Historical       Historical       Adjustments      Pro forma
                                                           -------------     -----------       -----------      ----------

OPERATING REVENUES:
     Gas utility                                           $    499,573        $ 218,866       $       -        $ 718,439
     Electric utility                                           307,569                -               -          307,569
     Energy services and other                                  261,275                -               -          261,275
                                                           -------------     -----------       -----------      ----------
          Total operating revenues                            1,068,417          218,866               -         1,287,283
                                                           -------------     -----------       -----------      ----------

OPERATING EXPENSES:
     Cost of gas sold                                           266,429          131,302               -           397,731
     Fuel for electric generation                                66,305                -               -            66,305
     Purchased electric energy                                   20,791                -               -            20,791
     Cost of energy services and other                          247,590                -               -           247,590
     Other operating                                            189,622           29,180               -           218,802
     Depreciation and amortization                               86,998            8,117           4,990 (3a)      100,105
     Taxes other than income taxes                               29,910           23,070            -               52,980
                                                           -------------     -----------       -----------      ----------
          Total operating expenses                              907,645          191,669           4,990         1,104,304
                                                           -------------     -----------       -----------      ----------

OPERATING INCOME (LOSS)                                         160,772           27,197          (4,990)          182,979

OTHER INCOME:
     Equity in earnings of unconsolidated investments            11,642                -               -            11,642
     Other - net                                                  8,902                -               -             8,902
                                                           -------------     -----------       -----------      ----------
          Total other income                                     20,544                -               -            20,544
                                                           -------------     -----------       -----------      ----------
INTEREST EXPENSE                                                 42,862                -          27,839 (3b)       70,701
                                                           -------------     -----------       -----------      ----------

INCOME (LOSS) BEFORE PREFERRED DIVIDENDS AND INCOME TAXES       138,454           27,197         (32,829)          132,822

PREFERRED DIVIDEND REQUIREMENT OF SUBSIDIARY                      1,078                -               -             1,078
                                                           -------------     -----------       -----------      ----------

INCOME (LOSS) BEFORE INCOME TAXES                               137,376           27,197         (32,829)          131,744

                                                                 45,708            9,204         (11,490) (3c)      43,422
INCOME TAXES (BENEFIT)                                     -------------     -----------       -----------      ----------

NET INCOME (LOSS) BEFORE MINORITY INTEREST                       91,668           17,993         (21,339)           88,322

MINORITY INTEREST IN SUBSIDIARY                                     920                -               -               920
                                                           -------------     -----------       -----------      ----------

NET INCOME (LOSS)                                              $ 90,748         $ 17,993      $  (21,339)       $   87,402
                                                           =============     ===========      ============      ==========
AVERAGE COMMON SHARES OUTSTANDING                                61,306           61,306          61,306            61,306
DILUTED COMMON SHARES OUTSTANDING                                61,430           61,430          61,430            61,430

BASIC EARNINGS PER AVERAGE SHARE OF COMMON STOCK
                                                                $  1.48            $ .29          $ (.35)        $    1.43

DILUTED EARNINGS PER SHARE OF COMMON
STOCK                                                           $  1.48            $ .29          $ (.35)        $    1.42



     The accompanying notes are an integral part of these pro forma combined financial statements.

                  VECTREN CORPORATION AND SUBSIDIARY COMPANIES
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    For Nine Months Ended September 30, 2000
                                 (In Thousands)

                                                                                Pro forma Adjustments
                                                                                ---------------------
                                                              Vectren           Dayton     Acquisition       Vectren
                                                             Historical       Historical   Adjustments      Pro forma
                                                           ------------       ----------   -----------      ----------
OPERATING REVENUES:
     Gas utility                                             $  391,486       $  167,696    $      -        $  559,182
     Electric utility                                           249,215                -           -           249,215
     Energy services and other                                  300,074                -           -           300,074
                                                           ------------       ----------   -----------      ----------
          Total operating revenues                              940,775          167,696           -         1,108,471
                                                           ------------       ----------   -----------      ----------

OPERATING EXPENSES:
     Cost of gas sold                                           229,373          105,628           -           335,001
     Fuel for electric generation                                51,722                -           -            51,722
     Purchased electric energy                                   25,085                -           -            25,085
     Cost of energy services and other                          285,856                -           -           285,856
     Other operating                                            142,620           17,058           -           159,678
     Merger costs                                                31,306                -           -            31,306
     Depreciation and amortization                               75,008            6,615       3,742 (3a)       85,365
     Taxes other than income taxes                               22,170           15,408           -            37,578
                                                           ------------       ----------   -----------      ----------
          Total operating expenses                              863,140          144,709       3,742         1,011,591
                                                           ------------       ----------   -----------      ----------

OPERATING INCOME (LOSS)                                          77,635           22,987      (3,742)           96,880

OTHER INCOME:
     Equity in earnings of unconsolidated investments            16,950                -           -            16,950
     Other - net                                                 14,497                -           -            14,497
                                                           ------------       ----------   -----------      ----------
          Total other income                                     31,447                -           -            31,447
                                                           ------------       ----------   -----------      ----------

INTEREST EXPENSE                                                 37,940                -      20,879  (3b)      58,819
                                                           ------------       ----------   -----------      ----------

INCOME (LOSS) BEFORE PREFERRED DIVIDENDS AND INCOME TAXES        71,142           22,987     (24,621)           69,508

PREFERRED DIVIDEND REQUIREMENT OF SUBSIDIARY                        776                -          -                776
                                                           ------------       ----------   -----------      ----------

INCOME (LOSS) BEFORE INCOME TAXES                                70,366           22,987     (24,621)           68,732

INCOME TAXES (BENEFIT)                                           23,527            7,832      (8,617) (3c)      22,742
                                                           ------------       ----------   -----------      ----------

NET INCOME (LOSS) BEFORE MINORITY INTEREST                       46,839           15,155     (16,004)           45,990

MINORITY INTEREST IN SUBSIDIARY                                     983                -           -               983
                                                           ------------       ----------   -----------      ----------

NET INCOME (LOSS)                                              $ 45,856         $ 15,155   $ (16,004)         $ 45,007
                                                           ============       ==========   ==========      ===========
AVERAGE COMMON SHARES OUTSTANDING                                61,257           61,257      61,257            61,257
DILUTED COMMON SHARES OUTSTANDING                                61,332           61,332      61,332            61,332

BASIC EARNINGS PER AVERAGE SHARE OF COMMON STOCK
                                                                 $  .75          $   .25     $  (.26)            $ .73

DILUTED EARNINGS PER SHARE OF COMMON
STOCK                                                            $  .75          $   .25     $  (.26)            $ .73



         The accompanying notes are an integral part of these pro forma combined financial statements.

                  VECTREN CORPORATION AND SUBSIDIARY COMPANIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.       Basis of Presentation

Vectren Corporation (Vectren) is a public utility holding company whose wholly-owned subsidiary, Vectren Utility Holdings, Inc. (VUHI), is the holding company of Vectren's two operating public utilities, Indiana Gas Company, Inc. (Indiana Gas), and Southern Indiana Gas and Electric Company. On October 31, 2000, Vectren completed its acquisition of the natural gas distribution assets of The Dayton Power and Light Company (Acquisition) for approximately $465 million pursuant to an Asset Purchase Agreement dated December 14, 1999. Vectren acquired the gas utility as a tenancy in common through two separate wholly-owned subsidiaries. Operations will be conducted under the name Vectren Energy Delivery of Ohio (VEDO). Under the acquisition structure, Indiana Gas holds a 47 percent undivided ownership interest and VEDO has a 53 percent undivided ownership interest.

The accompanying combined pro forma financial statements give effect to the Acquisition. The unaudited pro forma combined balance sheet as of September 30, 2000 is presented as if the Acquisition and the related debt financing had occurred on September 30, 2000. The pro forma combined statement of income for the nine month period ended September 30, 2000 and for the year ended December 31, 1999 are presented as if the Dayton Acquisition had occurred at January 1, 1999.

2.       Pro Forma Adjustments to Balance Sheet

(a)      Determination of total purchase price:

      Cash purchase price                                       $463,981
      Liability assumed for customer deposits                      7,881
      Transaction costs                                            5,818
                                                                --------
      Total purchase price                                      $477,680
                                                                ========



(b)      Allocation of purchase price:

      Cash purchase price                                       $463,981
      Transaction costs                                            5,818
                                                                --------
                                                                 469,799
                                                                ========

      Tangible assets acquired                                   278,080
      Liabilities assumed                                         (7,881)
                                                                ---------
      Net assets acquired                                        270,199
                                                                ---------
      Excess allocated to goodwill                              $199,600
                                                                ========




     The above reflects Management's preliminary purchase price allocation based upon information currently available. The purchase price is subject to adjustment based upon finalization of the closing balance sheet in accordance with the Asset Purchase Agreement. Management believes that any such adjustment will not be material.

(c) Pro forma adjustment to reclassify deferred transaction costs incurred as of September 30, 2000 of $3,336 to goodwill and to reflect the cash payment at closing of $2,482 for the remaining transaction costs.

(d) A $435 million commercial paper program established by VUHI provided $434,360 of the initial Acquisition financing. Additionally, Indiana Gas provided $29,621 from its commercial paper program for total financing of $463,981. On December 28, 2000, VUHI issued a $150 million Floating Rate Note due December 27, 2001, replacing an equal amount of commercial paper. Management anticipates that the short-term financings will be replaced over time with permanent, long-term financing.

                                             Short- term              Annualized
                                              borrowings               Interest
                                             -----------              ----------

     Commercial paper (VUHI)                   $284,360                 $16,189
     6.6425% Floating rate note (VUHI)          150,000                   9,964
     Commercial paper (Indiana Gas)              29,621                   1,686
                                             ----------               ----------
                                               $463,981                 $27,839
                                             ==========               ==========



3.   Pro Forma Adjustments to Income Statements

     (a) Pro forma adjustment to reflect the amortization of goodwill of $199,600 amortized over a period of 40 years.

     (b) Pro forma adjustment to reflect the interest expense from the Acquisition financing based upon borrowings of $463,981 at an average interest rate of approximately 6.0 percent annum (see 2d)

     (c) Pro forma adjustment to reflect the income tax benefit on a combined federal and state statutory rate of 35 percent.

     (d) Vectren and Dayton Power and Light Company (DP&L) entered into an agreement whereby DP& L will provide transitional support to Vectren in the areas of meter reading, billing, cash receipts, collections, customer deposits, telecommunication services and other miscellaneous services for a predetermined fee. Because these fees will be no greater than the historical costs incurred by DP&L for such support services for its natural gas distribution operations, no pro forma adjustment has been reflected.